                                                                    Exhibit 99.1

                            Joint Filer Information
                            -----------------------

Name of Joint Filer:                      The Dow Chemical Company

Address of Joint Filer:                   2030 Dow Center, Midland,
                                          Michigan 48674

Relationship of Joint Filer to Issuer:    10% Owner

Issuer Name and Ticker or Trading Symbol: AgroFresh Solutions, Inc. [AGFS]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                         6/28/2018

Designated Filer:                         DowDuPont Inc.